UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 6, 2008, People’s United Financial, Inc. issued a press release announcing the appointment of Philip R. Sherringham as President and Chief Executive Officer of the company. Mr. Sherringham had served as Acting President and Chief Executive Officer since November 9, 2007. He first joined People’s United in April 2003 as Chief Financial Officer and will continue to serve in that capacity on an interim basis, pending the hiring of a replacement. Before joining People’s United, Mr. Sherringham served as Executive Vice President and Chief Financial Officer of United California Bank in Los Angeles. Mr. Sherringham is 54 years old.

(d) On February 6, 2008, the Board of Directors of People’s United appointed Mr. Sherringham to the People’s United board of directors, to fill the vacancy created by the recent death of John A. Klein. Mr. Sherringham’s term of office will expire at the 2008 annual meeting of People’s United shareholders. Mr. Sherringham is a member of the Executive Committee of the board.

A copy of the press release announcing the above-referenced actions is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) The following Exhibit is filed herewith.

Exhibit No.	Description
99.1	Press release, dated February 6, 2008

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: February 7, 2008	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 6, 2008